UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 9, 2022

BIGEON CORP.

(Exact name of registrant as specified in its charter)

Nevada	333-228803	38-4086827
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 32, Huili Township, Jiaocheng County

Lvliang City, Shanxi Province, P.R. China 030500

(Address of principal executive offices, zip code)

(+86) 139-1097-2765

(Registrant’s telephone number, including area code)

N/A

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01. Change in Registrant’s Certifying Accountant.

(a) Dismissal of Former Independent Registered Public Accounting Firm

On December 9, 2022, the Board of Directors of Bigeon Corp. (the “Company”) approved the dismissal of Mac Accounting Group, LLP (“Mac Accounting”) as the Company’s independent registered public accounting firm, effective immediately.

Mac Accounting’s reports on the Company’s financial statements as of and for the years ended July 31, 2022 and 2021 contained no adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope, or accounting principles, except that the audit reports of Mac Accounting on the financial statements of the Company as of and for the years ended July 31, 2022 and 2021 included an explanatory paragraph that described factors that raised substantial doubt about the Company’s ability to continue as a going concern.

During the fiscal years ended July 31, 2022 and 2021, and in the subsequent interim period through December 9, 2022, (i) there were no disagreements with Mac Accounting (within the meaning of Item 304(a)(1)(iv) of Regulation S-K (“Regulation S-K”) of the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”)) on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure that if not resolved to Mac Accounting’s satisfaction, would have caused Mac Accounting to make reference to the subject matter of the disagreements in connection with its reports; and (ii) there were no reportable events (as defined by Item 304(a)(1)(v) of Regulation S-K), except for the material weaknesses in the Company’s internal control over financial reporting previously disclosed in the Company’s Annual Report on Form 10-K for the fiscal year ended July 31, 2022. As previously disclosed, the following control deficiencies were identified that represent material weaknesses as of July 31, 2022: (i) the Company does not have an adequate internal control structure or adequate oversight over financial reporting. The Company has no employees and only one member of management whom is also the Company’s sole director, therefore the Company lacks adequate segregation of duties. Further, the Company currently has no Audit Committee. While not being legally obligated to have an audit committee, it is the management’s view that such a committee, including a financial expert member, is an utmost important entity level control over the Company’s financial statement. Currently the Board of Directors acts in the capacity of the Audit Committee, and does not include a member that is considered to be independent of management to provide the necessary oversight over management’s activities. Lastly, due to the minimal operations and small size of the Company the Company has not employed individuals that have the necessary accounting knowledge and expertise to ensure accurate financial reporting under US GAAP; (ii) the Company lacks appropriate information technology controls. As of July 31, 2022, the Company retained copies of all financial data and material agreements; however, there is no formal procedure or evidence of normal backup of the Company’s data or off-site storage of data in the event of theft, misplacement, or loss due to unmitigated factors.

In accordance with Item 304(a)(3) of Regulation S-K, on December 9, 2022, the Company provided Mac Accounting with a copy of the foregoing disclosures and requested that Mac Accounting provide a letter addressed to the SEC stating whether it agrees with such disclosures. A copy of Mac Accounting’s letter dated December 12, 2022 is filed as Exhibit 16.1 to this Current Report on Form 8-K.

(b) Appointment of New Independent Registered Public Accounting Firm

On December 9, 2022, the Board of Directors of the Company approved the appointment of Onestop Assurance PAC (“Onestop Assurance”) as the Company’s new independent registered public accounting firm for the fiscal year ending July 31, 2023. During the Company’s two most recent fiscal years ended July 31, 2022 and 2021, and the subsequent interim period through December 9, 2022, neither the Company nor anyone acting on its behalf consulted with Onestop Assurance with respect to either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the consolidated financial statements of the Company, and no written report or oral advice was provided by Onestop Assurance to the Company that Onestop Assurance concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue, or (ii) any matter that was the subject of either a disagreement (as defined in Item 304(a)(1)(iv) of Regulation S-K) or a reportable event (as described in Item 304(a)(1)(v) of Regulation S-K).

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ITEM 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
16.1	Letter from Mac Accounting Group, LLP, dated December 12, 2022
104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bigeon Corp.

Dated: December 12, 2022	By:	/s/ Yu Yang
	Name:	Yu Yang
	Title:	Chief Executive Officer and Chief Financial Officer

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